                          REGISTRATION RIGHTS AGREEMENT

          THIS REGISTRATION RIGHTS AGREEMENT (the "Agreement") dated as of November 9, 1993 but effective as set forth in Section 1 below, is entered into by and between LOUIS DREYFUS NATURAL GAS CORP., an Oklahoma corporation (the "Company"), and the undersigned stockholder (the "Holder").

                              W I T N E S S E T H:

          WHEREAS, the Holder owns a substantial number of shares of Common Stock, par value $.01 per share, of the Company; and

          WHEREAS, following the initial public offering referred to below, the Company Stock will be registered under Section 12 of the Securities and Exchange Act of 1934 (the "Exchange Act"); and

          WHEREAS, under the provisions of the Securities Act of 1933 (the "Securities Act") and the General Rules and Regulations promulgated by the Securities and Exchange Commission (the "SEC") thereunder, the Holder is or may be limited in the manner of selling the shares of Common Stock owned by the Holder, absent registration under the Securities Act of the sale of such Common Stock or the availability of another exemption from the registration requirements of the Securities Act; and

          WHEREAS, the Company and the Holder desire to establish certain registration rights with respect to shares of Common Stock owned by the Holder;

          NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein, the parties hereby agree as follows:

          1. EFFECTIVENESS OF AGREEMENT. This Agreement shall become effective commencing on the effective date of the registration statement relating to the initial public offering of Common Stock by the Company ("IPO").

          2.   DEMAND REGISTRATION.

               (A) REQUEST FOR REGISTRATION. As used in this Agreement, "Restricted Stock" shall mean all shares of Common Stock owned by the Holder on the effective date of this Agreement (excluding any shares which are sold by the Holder in the IPO), together with any securities issued or issuable with respect to any such Common Stock by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization or otherwise. As to any particular Restricted

Stock, once issued such securities shall ceased to be Restricted Stock when (a) a registration statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of in accordance with such registration statement,
(b) such securities shall have been distributed to the public pursuant to Rule 144 (or any successor provision) under the Securities Act, (c) such securities shall have been otherwise transferred, new certificates representing such securities not bearing a legend restricting further transfer shall have been delivered by the Company and subsequent disposition of such securities shall not require registration or qualification of such securities under the Securities Act or any similar state law then in force,
(d) such securities shall have ceased to be outstanding or (e) the Holder or Holders thereof shall agree in writing that such Restricted Stock shall no longer be subject to this agreement. The Holder and any permitted assignee of the Holder's rights and duties hereunder as provided in Section 10 are referred to herein as the "Holders." Subject to the conditions and limitations set forth in Section 5 of this Agreement, at any time following the date one year after the effective date of this Agreement set forth in
Section 1, the Holder or Holders of Restricted Stock holding in the aggregate 5% in Restricted Stock then outstanding may make a written request for registration under the Securities Act of all or part of its or their Restricted Stock pursuant to this Section 2 ("Demand Registration"), provided that the Restricted Stock proposed to be sold (a) shall be at least 5% of the aggregate number of shares of Restricted Stock then outstanding, but in no event less than 500,000 shares of Restricted Stock (subject to appropriate adjustment for any stock dividend, stock split, combination, recapitalization, merger, consolidation, reorganization or other occurrence affecting the number of shares of Restricted Stock then outstanding) and
(b) shall have an aggregate Market Value of at least $5,000,000 on the date immediately preceding the date of the Holder's written request for registration under this Section 2. For purposes of this Section 2, "Market Value" shall be determined by using the last reported sales price on the New York Stock Exchange, or such other national securities exchange on which the Common Stock is listed. On the day on which such value is to be determined, or if the Common Stock is not then listed on a national securities exchange, the last sales prices reported in the National Market System of the National Association of Securities Dealers, Inc. Automated Quotation System ("NASDAQ"), or if the Common Stock is not included in the National Market System, then the average of the closing bid and asked prices in the over-the-counter market as reported by the NASDAQ or other national quotation service. If at any time the Common Stock is not listed on a national exchange or traded in the over-the-counter market, the Market Value shall be the value determined by the Board of Directors of the

Company, taking into consideration those factors affecting value which they deem appropriate. The Holder's written request will specify the aggregate number of shares of Restricted Stock proposed to be sold and will also specify the intended method of disposition thereof. Within ten days after receipt of such request, the Company will give written notice of such registration request to all other Holders of Restricted Stock and include in such registration all Restricted Stock with respect to which the Company has received written requests for inclusion therein within fifteen business days after the receipt by the applicable Holder of the Company's notice. Each such request will also specify the aggregate number of shares of Restricted Stock to be registered and the intended method of disposition thereof. No other party, including the Company (but excluding another Holder of Restricted Stock), shall be permitted to offer securities under any such Demand registration unless the Holder or Holders requesting the Demand Registration shall consent in writing.

               (B) PRIORITY ON DEMAND REGISTRATIONS. If the Holders of a majority in number of shares of the Restricted Stock to be registered in a Demand Registration so elect, the offering of such Restricted Stock pursuant to such Demand Registration shall be in the form of an underwritten offering. In such event, if the managing underwriter or underwriters of such offering advise the Company and the Holders in writing that in their opinion the aggregate amount of Restricted Stock requested to be included in such offering is so large that it will materially and adversely affect the success of such offering, the Company will include in such registration the aggregate number of shares of Restricted Stock which in the opinion of such managing underwriter or underwriters can be sold without any such material adverse effect, and such number of shares shall be allocated pro rata among the Holders of Restricted Stock on the basis of the number of shares of Restricted Stock requested to be included in such registration by their Holders. To the extent Restricted Stock so requested to be registered is excluded from the offering, then the Holders of such Restricted Stock shall have the right to one additional Demand Registration under this Section with respect to such Restricted Stock, PROVIDED that the failure of such Restricted Stock to be registered is through no fault of such Holder.

               (C) SELECTION OF UNDERWRITERS AND COUNSEL. If any Demand Registration is in the form of an underwritten offering, the Holders of a majority in number of shares of Restricted Stock to be registered will select and obtain the services of the investment banker or investment bankers and manager or managers that will administer the offering and the counsel to such investment bankers and managers; PROVIDED that such investment bankers, managers and counsel must be approved by the Company, which approval shall not be unreasonably withheld.

          3. PIGGYBACK REGISTRATION. If the Company proposes to file a registration statement under the Securities Act with respect to an offering for its own account of any class of its equity securities (other than a registration statement on Form S-8 (or any successor form) or any other registration statement relating solely to employee benefit plans or filed in connection with an exchange offer, a transaction to which Rule 145 under the Securities Act applies or an offering of securities solely to the Company's existing stockholders), then the Company shall in each case give written notice of such proposed filing to the Holders of Restricted Stock as soon as practicable (but no later than five business days) before the anticipated filing date, and such notice shall offer such Holders the opportunity to register such number of shares of Restricted Stock as each such Holder may request. Each Holder of Restricted Stock desiring to have such Holder's Restricted Stock included in such registration statement shall so advise the Company in writing within five business days after the date of Company's notice, setting forth the amount of such Holder's Restricted Stock for which registration is requested. If the Company's offering is to be an underwritten offering, the Company shall, subject to the further provisions of this Agreement, use its reasonable efforts to cause the managing underwriter or underwriters of a proposed underwritten offering to permit the Holders of the Restricted Stock, requested to be included in the registration for such offering, to include such securities in such offering on the same terms and conditions as any similar securities of the Company included therein. Moreover, if the registration of which the Company gives notice does involve an underwriting, the right of each Holder to registration pursuant to this Section 3 shall, unless the Company otherwise assents, be conditioned upon such Holder's participation as a seller in such underwriting and its execution of an underwriting agreement with the managing underwriter or underwriters selected by the Company. Notwithstanding the foregoing, if the managing underwriter or underwriters of such offering deliver a written opinion to the Holders of Restricted Stock that either because of (A) the kind of securities which the Holders, the Company and any other person or entities intend to include in such offering or (B) the size of the offering which the Holders, the Company and other persons intend to make, the success of the offering would be materially and adversely affected by inclusion of the Restricted Stock requested to be included, then (i) in the event that the size of the offering is the basis of such managing underwriter's opinion, the number of shares to be offered for the accounts of Holders of Restricted Stock shall be reduced pro rata to the extent necessary to reduce the total amount of securities to be included in such offering to the amount recommended by such managing underwriter or underwriters; PROVIDED that if securities are being offered for the account of other persons or entities as well as the Company, such reduction shall not represent a greater fraction of the number or kind of securities intended to be offered by Holders of Restricted Stock than the fraction of similar reductions imposed on such other persons or entities over the amount of securities of such kind they intended to offer; and (ii) in the event that the combination of securities to be offered is the basis of such managing underwriter's opinion,
(x) the Restricted Stock to be included in such offering shall be reduced as described in clause (i) above (subject to the proviso in clause (i)) or, (y) if the actions described in clause (x) would, in the judgment of the managing underwriter, be insufficient to substantially eliminate the adverse effect that inclusion of the Restricted Stock requested to be included would have on such offering, such Restricted Stock will be excluded from such offering.
Any Restricted Stock excluded from an underwriting shall be withdrawn from registration and shall not, without the consent of the Company and the manager of the underwriting, be transferred in a public distribution prior to the earlier of 90 days (or such other shorter period of time as the Company and the manager of the underwriting may require) after the effective date of the registration statement or 150 days after the date the Holders of such Restricted Stock are notified of such exclusion.

          4. REGISTRATION PROCEDURES. Whenever, pursuant to Section 2 or 3, the Holders of Restricted Stock have requested that any Restricted Stock be registered, the Company will, subject to the provisions of Section 5, use all reasonable efforts to effect the registration and the sale of such Restricted Stock in accordance with the intended method of disposition thereof as promptly as practicable, and in connection with any such request, the Company will:

               (A) In connection with a request pursuant to Section 2, prepare and file with the SEC, not later than 60 days after receipt of such request to file a registration statement with respect to Restricted Stock, a registration statement on any form for which the Company then qualifies and which counsel for the Company shall deem appropriate and which form shall be available for the sale of such Restricted Stock in accordance with the intended method of distribution thereof, and use its reasonable efforts to cause such registration statement to become effective; PROVIDED that if the Company shall furnish to the Holders making such a request a certificate signed by either the chief financial officer or the chief accounting officer of the Company stating that in his good faith judgment it would be significantly disadvantageous to the Company for such a registration statement to be filed on or before the date filing would be required, the Company shall have an additional period of not more than 90 days within which to file such registration statement; and provided further (i) that before filing a registration statement or prospectus or any amendments or supplements thereto, the Company will furnish to one counsel selected by the Holders of a majority in number of shares of the Restricted Stock covered by such registration statement copies of all such documents proposed to be filed, which documents will be subject to the review of such counsel, and (ii) that after the filing of the registration statement, the Company will promptly notify each selling Holder of Restricted Stock of any stop order issued or, to the knowledge of the Company, threatened by the SEC and take all reasonable actions to prevent the entry of such stop order or to remove it if entered;

               (B) in connection with a registration pursuant to Section 2, prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for a period of not less than 270 days or such shorter period as shall terminate when all Restricted Stock covered by such registration statement have been sold (but not before the expiration of the 90-day period referred to in Section 4(3), of the Securities Act and Rule 174 thereunder, if applicable), and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended methods of disposition by the selling Holders thereof set forth in such registration statement;

               (C) as soon as reasonably practicable, furnish to each selling Holder, prior to filing a registration statement, copies of such registration statement as proposed to be filed, and thereafter furnish to such selling Holder such number of copies of such registration statement, each amendment and supplement thereto (in each case, if specified by such Holder, including all exhibits thereto), the prospectus included in such registration statement (including each preliminary prospectus) and such other documents as such selling Holder may reasonably request in order to facilitate the disposition of the Restricted Stock owned by such selling Holder;

               (D) with reasonable promptness, use its reasonable efforts to register or qualify such Restricted Stock under such other securities or blue sky laws of such jurisdictions within the United States as any selling Holder reasonably (in light of such selling Holder's intended plan of distribution) requests and do any and all other acts and things which may be reasonably necessary or advisable to enable such selling Holder to consummate the disposition in such jurisdictions of the Restricted Stock owned by such selling Holder; PROVIDED, that the Company will not be required to (i) qualify generally or do business in any jurisdiction where it would not otherwise be required to qualify but for this subsection (D), (ii) subject itself to taxation in any such jurisdiction or (iii) consent to general service of process in any such jurisdiction;

               (E) with reasonable promptness, use reasonable efforts to cause the Restricted Stock covered by such registration statement to be registered with or approved by such other governmental agencies or authorities as may be necessary by virtue of the business and operations of the Company to enable the selling Holder or Holders thereof to consummate the disposition of such Restricted Stock;

               (F) promptly notify each selling Holder of such Restricted Stock, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, or the occurrence of any event known to the Company requiring the preparation of a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Restricted Stock, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and promptly make available to each selling Holder any such supplement or amendment;

               (G) in connection with a request pursuant to Section 2, enter into an underwriting agreement in customary form, the form and substance of such underwriting agreement being subject to the reasonable satisfaction of the Company;

               (H) with reasonable promptness make available for inspection by any selling Holder, any underwriter participating in any disposition pursuant to such registration statement, and any attorney, accountant or other agent retained by any such selling Holder or underwriter (collectively, the "Inspectors"), all financial and other records, pertinent corporate documents and properties of the Company (collectively, the "Records") as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the Company's officers and employees to supply all information reasonably requested for such purpose by any such Inspector in connection with such registration statement; PROVIDED, HOWEVER, that the selection of any Inspector other than a selling Holder shall be subject to the consent of the Company, which shall not be unreasonably withheld. Each inspector that actually reviews Records supplied by the Company that include information that the Company determines, in good faith, to be confidential ("Confidential Information") shall be required, prior to any such review, to execute an agreement with the Company providing that such Inspector shall not disclose any Confidential Information unless such disclosure is required by applicable law or legal process. Each selling Holder of Restricted Stock agrees that Confidential Information obtained by it as a result of such inspections shall not be used by it as the basis for any transactions in securities of the Company unless and until such information is made generally available to the public. Each selling Holder of Restricted Stock further agrees that it will, upon learning that disclosure of Confidential Information is sought in a court of competent jurisdiction, give notice to the Company and allow the Company, at its expense, to undertake appropriate action to prevent disclosure of the Confidential Information. Each selling Holder also agrees that the due diligence investigation made by the Inspectors shall be conducted in a manner which shall not unreasonably disrupt the operations of the Company or the work performed by the Company's officers and employees;

               (I) in the event such sale is pursuant to an underwritten offering, use its reasonable efforts to obtain a comfort letter or letters from the Company's independent public accountants in customary form and covering such matters of the type customarily covered by comfort letters as the managing underwriter reasonably requests;

               (J) otherwise use its reasonable efforts to comply with all applicable rules and regulations of the GEC, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering a period of twelve months, beginning within three months after the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act; and

               (K) with reasonable promptness, use its reasonable efforts to cause all such Restricted Stock to be listed on each securities exchange on which the Common Stock of the Company is then listed, PROVIDED that the applicable listing requirements are satisfied.

          Each selling Holder of Restricted Stock agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in subsection (F) hereof, such selling Holder will forthwith discontinue disposition of Restricted Stock pursuant to the registration statement covering such Restricted Stock until such selling Holder's receipt of the copies of the supplemented or amended prospectus contemplated by subsection (F) hereof, and, if so directed by the Company, such selling Holder will deliver to the Company (at the Company's expense) all copies, other than permanent file copies then in such selling Holder's possession, of the prospectus covering such Restricted Stock current at the time of receipt of such notice. In the event the Company shall give any such notice, the Company shall extend the period during which such registration statement shall be maintained effective pursuant to this Agreement (including the period referred to in subsection (D)) by the number of days during the period from and including the date of the giving of such notice pursuant to subsection (F) hereof to and including the date when each selling Holder of Restricted Stock covered by such registration statement shall have received the copies of the supplemented or amended prospectus contemplated by subsection (F) hereof. Each selling Holder also agrees to notify the Company if any event relating to such selling Holder occurs which would require the preparation of a supplement or amendment to the prospectus so that such prospectus will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

          5.   CONDITIONS AND LIMITATIONS.

               (A) The Company's obligations under Section 2 shall be subject to the following limitations:

                 (i)  the Company need not file a registration statement either
          (x) during the period starting with the date 60 days prior to the Company's estimated date of filing of, and ending 90 days after the effective date of, any registration statement pertaining to securities of the Company (other than a registration of securities in a Rule 145 transaction or exchange offer or with respect to an employee benefit plan or dividend reinvestment plan), provided that if such Company registration statement is not filed within 90 days after the first date on which the Company notifies the Holder of Restricted Stock that it will delay a Demand Registration pursuant to this clause (x), the Company may not further postpone such Demand Registration pursuant to this clause; or (y) during the period specified in the first proviso of subparagraph (A) of Section 4;

                (ii) the Company shall not be required to furnish any audited financial statements other than those audited statements customarily prepared at the end of its fiscal year, or to furnish any unaudited financial information with respect to any period other than its regularly reported interim quarterly periods unless in the absence of such other unaudited financial information the registration statement would contain an untrue statement of material fact or omit to state a

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

          material fact required to be stated therein or necessary to make the statements therein not misleading;

               (iii) except as provided in Section 2(B), the Company shall not be required to file more than four Demand Registrations. A registration statement will not count as a Demand Registration until it has become effective; and

                (iv) the Company shall have received the information and documents specified in Section 6 and each selling Holder shall have observed or performed its other covenants and conditions contained in such section and Section 8.

               (B) The Company's obligation under Section 3 shall be subject to the limitations and conditions specified in such section and in clauses (i),
(ii), and (iv) of subsection (A) of this Section 5, and to the condition that the Company may at any time terminate its proposal to register its shares and discontinue its efforts to cause a registration statement to become or remain effective.

          6. INFORMATION FROM AND CERTAIN COVENANTS OF HOLDERS OF RESTRICTED STOCK. Notices and requests delivered to the Company by Holders for whom Restricted Stock is to be registered pursuant to this Agreement shall contain such information regarding the Restricted Stock to be so registered, the Holder and the intended method of disposition of such Restricted Stock as shall reasonably be required in connection with the action to be taken. Any Holder whose Restricted Stock is included in a registration statement pursuant to this Agreement shall execute all consents, powers of attorney, registration statements and other documents reasonably required to be signed by it in order to cause such registration statement to become effective. Each selling Holder covenants that, in disposing of such Holder's shares , such Holder will comply with Rules 10b-2, 10b-6 and 10b-7 of the SEC adopted pursuant to the Exchange Act.

          7. REGISTRATION EXPENSES. All Registration Expenses (as defined herein) will be borne by the Company. Underwriting discounts and commissions applicable to the sale of Restricted Stock shall be borne by the Holder of the Restricted Stock to which such discount or commission relates, and each selling Holder shall be responsible for the fees and expenses of any legal counsel, accountants or other agents retained by such selling Holder and all other out-of-pocket expenses incurred by such selling Holder in connection with any registration under this Agreement.

          As used herein, the term Registration Expenses means all expenses incident to the Company's performance of or compliance with this Agreement (whether or not the registration in connection with such expenses are incurred ultimately becomes effective), including, without limitation, all registration and filing fees, fees and expenses of compliance with securities or blue sky laws (including reasonable fees and disbursements of counsel in connection with blue sky qualifications of the Restricted Stock), rating agency fees, printing expenses, messenger and delivery expenses incurred by the Company, internal expenses incurred by the Company (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the fees and expenses incurred in connection with the listing of the securities to be registered on each securities exchange on which similar securities issued by the Company are then listed, and fees and disbursements of counsel for the Company and its independent certified public accountants (including the expenses of any special audit or comfort letters required by or incident to such performance), securities acts liability insurance (if the Company elects to obtain such insurance), the reasonable fees and expenses of any special experts retained by the Company in connection with such registration and the fees and expenses of other persons retained by the Company.

          8.   INDEMNIFICATION AND CONTRIBUTION.

               (A) INDEMNIFICATION BY THE COMPANY. The Company agrees to indemnify and hold harmless each selling Holder of Restricted Stock, its officers, directors and agents and each person, if any, who controls such selling Holder within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages, liabilities and expenses (including reasonable costs of investigation) arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in any registration statement or prospectus relating to the Restricted Stock or in any amendment or supplement thereto or in any preliminary prospectus relating to the Restricted Stock, or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or expenses arise out of, or are based upon, any such untrue statement or omission or allegation thereof which is based upon information furnished in writing to the Company by such selling Holder or on such selling Holder's behalf expressly for use therein; and PROVIDED, FURTHER, that with respect to any untrue statement or omission or alleged untrue statement or omission made in any preliminary prospectus, the indemnity agreement contained in this subsection shall not apply to the extent that any such loss, claim, damage, liability or expense results from the fact that a copy of the final prospectus was not sent or given to the person asserting any such losses, claims, damages, liabilities or expenses at or prior to the written confirmation of the sale of the Restricted Stock concerned to such person. The Company also agrees to include in any underwriting agreement with any underwriters of the Restricted Stock provisions indemnifying and providing for contribution to such underwriters, their officers and directors and each person who controls such underwriters on substantially the same basis as the provisions of this Section 8 indemnifying and providing for contribution to the selling Holders.

               (B) INDEMNIFICATION BY HOLDERS OF RESTRICTED STOCK. Each selling Holder agrees to indemnify and hold harmless the Company, its officers, directors and agents and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or
Section 20 of the Exchange Act, from and against any and all losses, claims, damages, liabilities and expenses (including reasonable costs of investigation) arising out of or based upon any untrue statement or alleged untrue statement or a material fact contained in any registration statement or prospectus relating to the Restricted Stock or in any amendment or supplement thereto or in any preliminary prospectus relating to the Restricted Stock, or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided (i) that such losses, claims, damages, liabilities or expenses arise out of, or are based upon, any such untrue statement or omission or allegation thereof which is based upon information furnished in writing to the Company by such selling Holder or on such selling Holder's behalf expressly for use therein, (ii) that with respect to any untrue statement or omission or alleged untrue statement or omission made in any preliminary prospectus, the indemnity agreement contained in this subsection shall not apply to the extent that any such loss, claim, damage, liability or expense results from the fact that a copy of the final prospectus was not sent or given to the person asserting any such losses, claims, damages, liabilities or expenses at or prior to the written confirmation of the sale of the Restricted Stock concerned to such person, and (iii) that no selling Holder shall be liable for any indemnification under this Section 8 in an aggregate amount which exceeds the total net proceeds (before deducting expenses) received by such selling Holder from the offering. Each selling Holder also agrees to include in any underwriting agreement with underwriters of the Restricted Stock provisions indemnifying and providing for contribution to such underwriters, their officers and directors and each person who controls such underwriters on substantially the same basis as the provisions of this Section 8 indemnifying and providing for contribution to the Company.

               (C) CONDUCT OF INDEMNIFICATION PROCEEDINGS. If any action or proceeding (including any governmental investigation) shall be brought or asserted against any indemnified party in respect of which indemnity may be sought from an indemnifying party, the indemnifying party shall assume the defense thereof, including the employment of counsel reasonably satisfactory to such indemnified party, and shall assume the payment of all expenses.
Such indemnified party shall have the right to employ separate counsel in any such action and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party has agreed to pay such fees and expenses, or (ii) the indemnifying party shall have failed to assume the defense of such action or proceeding and employ counsel reasonably satisfactory to such indemnified party or (iii) the named parties to any such action or proceeding (including any impleaded parties) include both such indemnified party and such indemnifying party, and such indemnified party shall have been advised by counsel that there may be one or more legal defenses available to such indemnified party which are different from or additional to those available to the indemnifying party (in which case, if such indemnified party notifies the indemnifying party in writing that it elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such action or proceeding on behalf of such indemnified party, it being understood, however, that the indemnifying party shall not, in connection with any one such action or proceeding for separate but substantially similar or related actions or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (together with appropriate local counsel) at any time for such indemnified party, which firm shall be designated in writing by such indemnified party). The indemnifying party shall not be liable for any settlement of any such action or proceeding effected without its written consent, but if settled with its written consent, or if there is a final judgment for the plaintiff in any such action or proceeding, the indemnifying party agrees to indemnify and hold harmless such indemnified party from and against any loss or liability (to the extent stated above) by reason of such settlement or judgment.

               (D) CONTRIBUTION. If the indemnification provided for in this Section 8 is unavailable to the Company or the selling Holders in respect of any losses, claims, damages, liabilities or judgments referred to therein, then each such indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or



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

payable by such indemnified party as a result of such losses, claims, damages, liabilities and judgments, in such proportions as is appropriate to reflect the relative fault of each such party in connection with such statements or omissions, as well as any other relevant equitable considerations. The relative fault of each such party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

     The Company and the selling Holders agree that it would not be just and equitable if contribution pursuant to this Section 8(D) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or judgments referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigation or defending any such action or claim. Notwithstanding the provisions of this
Section 8(D), no selling Holder shall be required to contribute any amount in excess of the amount by which the total price at which the Restricted Stock of such selling Holder were offered to the public exceeds the amount of any damages which such selling Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

          9. AMENDMENTS. This Agreement may be amended or modified upon the written consent thereto of the Company and the Holders of not less than 66 2/3% of the Restricted Stock.

          10. PERMITTED ASSIGNMENTS. In the event any Holder or Holders transfer or assign Restricted Stock to any corporation or entity that is directly or indirectly at least 80% owned by S.A. Louis Dreyfus et Cie, the rights and obligations of such Holder or Holders under this Agreement with respect to such Restricted Stock may be assigned to such transferee or assignee, without the consent of the Company. Except as provided in the preceding sentence, this Agreement and the rights and obligations of the Holder or Holders hereunder shall not be assignable except with the prior written consent of the Company, and any attempted assignment without such consent shall be null and void AB INITIO.



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

Subject to this limitation, this Agreement shall inure to the benefit of and be binding upon and enforceable by the respective successors and assigns of the parties hereto.

          11. ENTIRE AGREEMENT; GOVERNING LAW. This Agreement constitutes the entire agreement of the parties relating to the subject matter hereof: all prior or contemporaneous written or oral agreements are merged herein; this agreement shall be governed by the laws of the State of Oklahoma.

          12. NOTICES. Any notice, request, instruction, correspondence or other document to be given hereunder by either party to the other (herein collectively called "Notice") shall be in writing and delivered personally or mailed, postage prepaid, or by telegram or telecopier, as follows:

          If to Holder:

          Louis Dreyfus Natural Gas Holdings Corp.
          Ten Westport Road
          Wilton, Connecticut  06897

          Attention:  JEFFREY R. GILMAN

          Telephone:  (203) 761-2000
          Facsimile:  (203) 761-8257

          If to the Company:

          Louis Dreyfus Natural Gas Corp.
          14000 Quail Springs Parkway, Suite 600
          Oklahoma City, Oklahoma  73134

          Attention:  Mark E. Monroe

          Telephone:  (405) 749-1300
          Facsimile:  (405) 749-9385

Notice given by personal delivery or mail shall be effective upon actual receipt. Notice given by telegram or telecopier shall be effective upon actual receipt if received during the recipient's normal business hours, or at the beginning of the recipient's next business day after receipt of not received during the recipient's normal business hours. Any party may change any address to which Notice is to be given to it by giving Notice as provided above of such change of address.



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

     IN WITNESS WHEREOF, the Company and the Holder have caused this Agreement to be signed by their respective officers thereunto duly authorized.

                                       LOUIS DREYFUS NATURAL GAS CORP.



                                       By: /s/ Simon B. Rich, Jr.
                                          --------------------------------
                                          Name: Simon B. Rich, Jr.
                                          Title: President and CEO



                                       LOUIS DREYFUS NATURAL GAS HOLDINGS
                                       CORP.



                                       By: /s/ Jeffrey R. Gilman
                                          --------------------------------
                                          Name: Jeffrey R. Gilman
                                          Title:  Vice President










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